UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 23, 2015)

ALCOA INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 Park Avenue, New York, New York 10022-4608

(Address of principal executive offices) (Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the Agreement and Plan of Merger, dated as of March 8, 2015 (the “Merger Agreement”), by and among Alcoa Inc., a Pennsylvania corporation (“Alcoa”), RTI International Metals, Inc., an Ohio corporation (“RTI”), and Ranger Ohio Corporation, an Ohio corporation and a wholly owned subsidiary of Alcoa (“Merger Sub”), the transactions contemplated by the Merger Agreement were completed on July 23, 2015. Pursuant to the Merger Agreement, on July 23, 2015, Merger Sub merged with and into RTI (the “Merger”), with RTI surviving the Merger as a wholly owned subsidiary of Alcoa.

In connection with the completion of the Merger, Alcoa, RTI, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), entered into a Fourth Supplemental Indenture, dated as of July 23, 2015 (the “Fourth Supplemental Indenture”), to the Indenture, dated as of December 14, 2010 (as amended and supplemented to date, the “Indenture”), between RTI and the Trustee, relating to RTI’s two series of outstanding convertible notes.

As a result of the Merger, the RTI convertible notes have become convertible into shares of Alcoa common stock, with appropriate adjustments to the conversion rate to reflect the consideration paid by Alcoa to shareholders of RTI in connection with the Merger. The Fourth Supplemental Indenture was executed to reflect this change.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

Alcoa issued a press release on July 23, 2015 announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of Alcoa’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed as part of this report:

4.1	Fourth Supplemental Indenture, dated as of July 23, 2015, by and among RTI International Metals, Inc., Alcoa Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

The following exhibit is furnished as part of this report:

99.1	Press Release issued by Alcoa Inc., dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2015

ALCOA INC.

By:	/s/ Max Laun
	Name:	Max Laun
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of July 23, 2015, by and among RTI International Metals, Inc., Alcoa Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

99.1	Press Release issued by Alcoa Inc., dated July 23, 2015.